Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Memorandum of Understanding

This Memorandum of Understanding, (the “2024 MOU”), dated as of August 26, 2024 (“Effective Date”), is entered into by and between EyePoint Pharmaceuticals, Inc., a company organized and existing under the laws of the State of Delaware, United States of America (“EyePoint”), Ocumension Therapeutics, a company organized and existing under the laws of Cayman Islands (“Ocumension”). EyePoint and Ocumension are referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS,

EyePoint and Ocumension have entered into an Exclusive License Agreement on November 2, 2018 (“LA”), as amended by a Memorandum of Understanding dated March 1, 2019 (“2019 MOU”) and a Memorandum of Understanding dated 18 August 2020 (“2020 MOU”) and a Supply and Quality Agreement on February 19, 2019 (“SQA”). According to the LA, EyePoint granted an exclusive license to Ocumension to enable Ocumension and its sublicensees, if any, to import, test, use, have used, register, sell, offer to sell, Develop and Commercialize the Product in the Field in the Territory during the Term of the LA.

The LA, the 2019 MOU, the 2020 MOU and the SQA are herein referred to collectively as the “Existing Agreements”.

The Parties are exploring both a short-term and long-term solution to address the growing demand for YUTIQ within the Territory, which includes (i) incremental production by EyePoint, with related costs and expenses proportionately borne by the Parties as a short-term solution, and (ii) as a long-term solution, EyePoint is willing to grant YUTIQ manufacturing rights to Ocumension, and to conduct a technology transfer to Ocumension that will help enable Ocumension to produce YUTIQ for its licensed markets. In the interest of time, the short-term and long-term solutions will be addressed separately.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Parties agree as follows:

1
Manufacturing by Ocumension. EyePoint hereby grants Ocumension the right and obligation to manufacture, either by itself or through its affiliates or sub-contractors, the Product within the Territory in return for the Compensation and Technology Transfer Reimbursement.
1.1
Technology Transfer and Support. EyePoint shall, by itself and/or procure necessary contractor(s) to coordinate with Ocumension from a manufacturing, regulatory, and technology support perspective to help Ocumension seek necessary approvals to become a manufacturer and supplier of Product in the Territory, including but not limited to: (i) assist Ocumension in establishing connections between Ocumension and the suppliers

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of the required production materials and manufacturing equipments; (ii) fully disclose all relevant documentation necessary to help to ensure the successful and replicable manufacture of the product; (iii) furnish on-demand, on-site technical assistance via a 3rd party as required throughout the collaboration; (iv) actively support Ocumension with the API and other material suppliers in progressing the Active Pharmaceutical Ingredient (API) registration process within China, or providing necessary technical documentation per the CDE’s requirement of filing the drug product (to the extent EyePoint has it); and(v) based on Ocumension's reasonable request, other necessary support related to Ocumension's manufacture and/or regulatory register of the Product within the Territory. The technology transfer will have been deemed completed when Ocumension produces their first commercial batch for sale (“First Batch”). The parties will communicate about supply expectations and timing so that EyePoint can cease production at the earliest possible date. EyePoint recognizes that Ocumension may continue to need supply from EyePoint while ramping up to full Ocumension production. If Ocumension continues to require supply for more than [***] after First Batch, the price of EyePoint sourced supply will become [***] for the next [***]. In no case will EyePoint be required to manufacture beyond [***] after First Batch.
1.2
Technology Transfer Reimbursement. EyePoint will be reimbursed for technology transfer costs at 1) [***] for external costs (such as consultants and materials) and 2) [***] for internal resources such as regulatory and technical advisors.
1.3
Audit. The Technology Transfer Reimbursement will be auditable by Ocumension itself or by a third party auditor delegated by Ocumension, no more than once per year. If the audit reveals that Ocumension has overpaid by [***], corresponding penalties will apply. This penalty will consist of twice the amount of the overpayment plus the auditing costs incurred by Ocumension. If [***], or if underpayment was made by any amount, then the parties will reimburse each other the appropriate amount either via near-term credit or cash payment.
1.4
Trade Secrets and Know-how. The Parties agree that Confidentiality Clauses of the Existing Agreement shall apply to the proprietary manufacturing technology related to the Product transmitted by EyePoint to Ocumension under this 2024 MOU, and subject to the Confidentiality Clauses, the said will not be disclosed to any third parties without EyePoint’s express written consent or otherwise agreed.
1.5
Manufacturing for Outside Territory. In the event that a third party authorized to market and sell the branded Product outside the Territory expresses its interest in purchasing the branded Product manufactured by Ocumension, the Parties may engage in good faith negotiations with the third party and enter into a separate tripartite agreement.
2
Sales Expansion Incentives. In consideration for OcuMension’s effectively expansion of sales capacity in the long term and for the Technology Transfer, Ocumension will make the following one-time milestone payments (the “Compensation”) to EyePoint upon the first achievement of the quantity of annual sales quantity in the Territory in one Calendar Year, provided that these sales are the majority from products produced by Ocumension:

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Milestone#	OcuMension Annual Sales Unit	Milestone Payment (in USD)
Milestone 1	[***]	[***]
Milestone 2	[***]	[***]
Milestone 3	[***]	[***]
Milestone 4	[***]	[***]

In the event that more than one Milestones are first achieved in the same Calendar Year, then Ocumension will pay to EyePoint each of the corresponding Milestone Payment(s) for each such Milestone that has been achieved in that Calendar Year.

3
Representations, Warranties and Covenants. Each Party has obtained and made any and all required consents, approvals, authorizations, orders, filings, or notices with any Governmental Authority or other Third Party in connection with the authorization, execution, and delivery of this 2024 MOU. Unless modified by the terms of this 2024 MOU, the Existing Agreement shall remain in full force and effect, in accordance with its terms.
4
Counterparts. This 2024 MOU may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this 2024 MOU delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this 2024 MOU.

IN WITNESS WHEREOF, each of the undersigned has executed this 2024 MOU as of the Effective Date set forth above.

EyePoint Pharmaceuticals, Inc. Ocumension Therapeutics

By: [***] By: [***]

[***] [***]

[***] [***]

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